UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2006

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Bonus Plan

On August 16, 2006, the Compensation Committee (the “Committee”) of our Board of Directors adopted an Executive Bonus Plan for fiscal year 2006 (“Bonus Plan”), which is a variable cash incentive program designed to motivate plan participants to achieve our financial objectives and to reward such participants for their achievements when those objectives are met.

The Committee designated all of our executive officers and certain other key employees who are not executive officers as eligible participants for fiscal year 2006. Under the Bonus Plan, target bonus amounts vary based on the participant’s salary, and the amount of target bonus actually paid to a plan participant will be based on the achievement of certain performance objectives tied to our annual revenue and operating income for fiscal year 2006. At 100% of the revenue and operating income targets, the total amount of compensation paid to executive officers under the Bonus Plan would be $382,000, comprised of $250,000 to Marvin Tseu, our Chief Executive Officer, $75,000 to H. Clark Hickock, our Chief Operating Officer, and $57,000 to Patrick Gray, our Senior Vice President Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Marvin Tseu
Marvin Tseu Chief Executive Officer

Date: August 22, 2006